EXHIBIT 11.01

                          <Letterhead of
                        Lewis Law Offices
                      600 Crandall Building
                        10 West 100 South
                    Salt Lake City, Utah 84101
                     Telephone (801) 530-0447
                     Facsimile (801) 364-8279>

                         January 4, 1999


The Board of Directors
The Living Card Company
1174 East 2700 South, #16
Salt Lake City, Utah  84106

     Re:  The Living Card Company

Gentlemen:

     We have been retained by The Living Card Company (the "Company") in connection with the Registration Statement on Form SB-1 filed by the Company with the Securities and Exchange Commission (the "Registration Statement") relating to 1,500,000 shares of Common Stock (the "Common Stock"). You have requested that we render an opinion as to whether the Common Stock to be issued upon the terms set forth in the Registration Statement will be validly issued, fully paid and non-assessable.

     In connection with this agreement we have examined the following:

     1.     Articles of Incorporation of the Company;

     2.     The Registration Statement, as amended;

     3.     The Bylaws of the Company; and

     4.     Unanimous consents of the board of directors.

     We have examined such other corporate records and documents and have made such other examinations as we deemed relevant.

     Based upon the above examination, we are of the opinion that the Common Stock to be issued pursuant to the Registration Statement, are validly authorized and, when issued in accordance with the terms set forth therein, will be validly issued, fully paid, and non-assessable.

The Board of Directors
The Living Card Company
January 4, 1999
Page 2

     We hereby consent to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

                                            Sincerely yours,

                                            /s/James C. Lewis

                                            LEWIS LAW OFFICES